Exhibit 10.18

                             SUBORDINATION AGREEMENT

                                     between

                          CENTRAL GARDEN & PET COMPANY

                                       and

                       CAPITALSOURCE FINANCE LLC, AS AGENT

                                October 29, 2003

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                             SUBORDINATION AGREEMENT

      THIS SUBORDINATION AGREEMENT (this "Agreement"), dated as of October 29, 2003 is entered into by and between CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the "Subordinated Lender"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, in its capacity as agent ("Agent") for the financial institutions party to the Term Loan Agreement (as hereinafter defined) from time to time (collectively, the "Lenders") (the Lenders and Agent are collectively referred to herein as the "Senior Lenders" and individually, the "Senior Lender"), with reference to the following facts:

                                    RECITALS

      A. Reference is hereby made to that certain Asset Purchase Agreement, dated as of December 11, 2002 (as amended, the "Purchase Agreement"), entered into by and among Easy Gardener Products, Ltd., a Texas limited partnership ("EGP"), EYAS International, Inc., a Texas corporation and an affiliate of EGP ("EYAS"), U.S. Home & Garden Inc., a Delaware corporation ("USHG"), Easy Gardener, Inc., a Delaware corporation and wholly-owned subsidiary of USHG ("Easy Gardener"), Ampro Industries, Inc., a Michigan corporation and wholly-owned subsidiary of USHG ("Ampro") (each of Easy Gardener and Ampro are sometimes referred to herein as a Seller and collectively, as the "Sellers") and Weed Wizard Acquisition Corp., a wholly-owned subsidiary of Easy Gardener ("Weed Wizard").

      B. In consideration for the sale of substantially all of the Sellers' assets and certain of USHG's and Weed Wizard's assets, as set forth in the Purchase Agreement, EGP has agreed to pay the Sellers and USHG an amount equal to the Purchase Price, as defined in the Purchase Agreement, $2,675,000 of which shall be financed by the Subordinated Lender as evidenced by that certain Subordinated Promissory Note in the principal aggregate amount of $2,675,000 made by EGP for the benefit of the Subordinated Lender, together with all other documents related thereto (collectively, together with any documents evidencing any Makewell Investments, the "Junior Debt Documents").

      C. In order to finance the remaining Purchase Price, EGP and certain of its affiliates signatory to the Acknowledgment attached hereto (the "Credit Parties") have requested that Senior Lenders enter into various agreements with the Credit Parties pursuant to which the Senior Lenders would extend certain loans and other financial accommodations to Credit Parties, including that certain Term Loan and Security Agreement entered into by and among EGP, EYAS, Weatherly Consumer Products, Inc., a Delaware corporation, Weatherly Consumer Products Group, Inc., a Delaware corporation, E G Product Management, L.L.C., a Texas limited liability company, EG, L.L.C., a Nevada limited liability company, NBU Group, LLC, a Texas limited liability company, the Agent, and the Lenders (the "Term Loan Agreement"), the Loan Documents (as defined in the Term Loan Agreement) and other related supplements, agreements, documents and instruments, as amended or modified from time to time (together with the Term Loan Agreement, collectively referred to herein as the "Senior Debt Documents").

      D. Senior Lenders are unwilling to enter into the Senior Debt Documents with the Credit Parties and to extend to EGP or the Credit Parties, as the case may be, the loans and other


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financial accommodations contemplated thereunder unless Subordinated Lender enters into this Agreement.

      E. Subordinated Lender is interested in the financial success of the Credit Parties and in the consummation of the transactions contemplated in the Purchase Agreement and will benefit by the loans which the Senior Lenders propose to extend to EGP under the Senior Debt Documents.

      F. Accordingly, to induce the Senior Lenders to enter into the Senior Debt Documents with the Credit Parties and to extend to EGP the loans contemplated thereunder, Subordinated Lender is willing to enter into this Agreement with Agent.

                                    AGREEMENT

      NOW, THEREFORE, the parties agree as follows:

      1. Certain Defined Terms.

            (a) General. When used in this Agreement, the following terms have the following respective meanings:

                  "Agent" has the meaning set forth in the introduction hereto.

                  "Agreement" has the meaning set forth in the introduction
            hereto.

                  "Assigned Revolving Loan" shall mean the indebtedness assigned to the Senior Lenders and evidenced by that certain Amended and Restated Loan and Security Agreement dated as of the date hereof, by and among EGP, Weatherly Consumer Products, Inc., a Delaware corporation, and Weatherly Consumer Products Group, Inc., a Delaware corporation, with various financial institutions and Wells Fargo Foothill, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Assignment Agreement" means an Assignment and Acceptance
            Agreement in the form attached hereto as Exhibit A.

                  "Collateral" has the meaning ascribed to the term "Collateral"
            as defined in the Senior Debt Documents.

                  "Collection Action" shall mean (a) to demand, sue for, take or receive from or on behalf of the Loan Parties, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Credit Parties with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against the Credit Parties to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the maturity of any Subordinated Debt, or (d) to take any


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            action to realize or foreclose upon any of the Collateral, or to exercise any other right or remedy with respect to the Collateral.

                  "Cure Period" has the meaning set forth in Section 3(b).

                  "Credit Parties" has the meaning set forth in the recitals hereto.

                  "CS" shall mean CapitalSource Finance LLC, a Delaware limited liability company.

                  "Default" has the meaning ascribed to the term "Default" as defined in the Senior Debt Documents.

                  "Event of Default" has the meaning ascribed to the term "Event of Default as defined in the Senior Debt Documents.

                  "Exercise Notice" has the meaning assigned to that term in
            Section 18(c) hereof.

                  "Foothill Intercreditor Agreement" shall mean that certain
            Subordination and Intercreditor Agreement dated as of the date hereof by and between CS and Wells Fargo Foothill, Inc. in connection with their loans to EGP.

                  "Insolvency Proceeding" means (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, custodianship, composition or other proceeding or case relating to the Credit Parties, any of its respective subsidiaries or affiliates, or any of their respective assets, (ii) any dissolution or winding up of the Credit Parties or any of its respective subsidiaries, whether voluntary or involuntary and whether or not involving an insolvency or bankruptcy case or (iii) any assignment for the benefit of creditors or any other marshalling of any assets of the Credit Parties or any of its respective subsidiaries.

                  "Junior Debt" means all present and future indebtedness and other obligations (direct or indirect) owing by EGP to Subordinated Lender. "Junior Debt" includes (without limitation) indebtedness owed under the Junior Debt Documents, together with any other debts, demands, monies, indebtedness, liabilities, and obligations now or hereafter owed by EGP to Subordinated Lender, including interest, principal, costs, and other charges, together with all claims, rights, causes of action, judgments, decrees and other obligations.

                  "Junior Debt Documents" has the meaning set forth in the
            recitals hereto.

                  "Junior Default Notice" means a notice delivered by
            Subordinated Lender to Agent and the Credit Parties that an event of default has occurred and is continuing under the Junior Debt Documents.


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                  "Obligations" has the meaning ascribed to the term
            "Obligations" as defined in the Senior Debt Documents.

                  "Option" shall mean the option issued to the Subordinated
            Lender pursuant to the Call Option Agreement dated as of October 29, 2003 providing for the option to exercise purchase of all ownership interests of the Borrower held by EG and EG Product Management.

                  "PIK Exercise Period" shall mean any time on or after June 30,
            2004 that the Senior Lenders have exercised their rights to require EGP to pay the interest under the Subordinated Debentures in-kind, pursuant to the terms of Section 7.11 of the Term Loan Agreement, and the PIK Event which initiated such exercise was caused by the failure to meet the ECF Threshold by one million dollars ($1,000,000) or less.

                  "Purchase Option" has the meaning assigned to that term in
            Section 18(a) hereof.

                  "Purchase Option Closing Date" means the date on which the purchase and sale of the Senior Debt is consummated in connection with the Junior Lenders' exercise of the Purchase Option referred to in Section 18 hereof.

                  "Purchase Price" has the meaning assigned to that term in
            Section 18(a) hereof.

                  "Reorganization Debt Securities" means debt securities of the
            Credit Parties or any of its respective subsidiaries or affiliates as reorganized or readjusted, or debt securities of the Credit Parties or any of its respective subsidiaries or affiliates (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of the Credit Parties or any of its respective subsidiaries or affiliates), that are subordinated, to at least the same extent as the Junior Debt, to the payment of all Senior Debt that will be outstanding after giving effect to such plan of reorganization or readjustment, so long as (i) the non-default rate of interest and the default rate of interest on such debt securities shall not exceed the effective non-default rate of interest and the default rate of interest (as the case may be) on the Junior Debt on the date hereof (without modification or amendment thereof of any kind), (ii) after giving effect to such plan of reorganization or readjustment such debt securities shall not be entitled to the benefits of covenants or defaults more beneficial to the holders of such debt securities than those in effect with respect to the Junior Debt on the date hereof (without modification or amendment thereof of any kind) or the Senior Debt, (iii) such debt securities shall not require cash interest to be paid more frequently than is required under the Junior Debt on the date hereof (without modification or amendment thereof of any kind), and (iv) such debt securities shall not provide for amortization, including mandatory prepayment provisions, commencing earlier than six months following the final


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            scheduled maturity date of the Senior Debt (as modified by such plan of reorganization or readjustment).

                  "Sale Notice" has the meaning set forth in Section 19 of this
            Agreement.

                  "Senior Debt" has the meaning set forth in Section 3(a) of this Agreement.

                  "Senior Default Notice" means a written notice delivered by
            Agent to Subordinated Lender and EGP that an Event of Default has occurred and is continuing under the Senior Debt Documents.

                  "Senior Lenders" has the meaning set forth in the introduction of this Agreement.

                  "Senior Debt Documents" has the meaning set forth in the
            recitals of this Agreement.

                  "Subordinated Lender" has the meaning set forth in the
            introduction of this Agreement.

                  "Voided Payment" has the meaning set forth in Section 13(b).

                  "Warrant" shall mean the warrant issued to the Subordinated
            Lender in connection with the Central Garden Note providing for the option to exercise purchase of 49% of the limited partnership interests in the Borrower.

            (b) Other Terms. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Senior Debt Documents.

      2. Representations, Warranties, And Covenants. Subordinated Lender and the Credit Parties represent, warrant, and covenant (jointly and severally) to Agent and Senior Lenders that:

            (a) Junior Debt Documents. Upon Agent's request, to be given by notice to EGP and Subordinated Lender: (i) a copy of all Junior Debt Documents shall be delivered to Agent; and/or (ii) all Junior Debt Documents shall be conspicuously marked with substantially the following legend:

      "The obligations hereunder (and the payments with respect thereto) are subject to (a) that certain Subordination Agreement dated as of October 29, 2003, by and between Central Garden & Pet Company and CapitalSource Finance LLC."

and after being so marked, the originals of the Junior Debt Documents shall be exhibited to Agent and a copy of the marked Junior Debt Documents shall be delivered to Agent.

            (b) No Default. EGP is not in default under any Junior Debt
Document.


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            (c) Notice of Default. Subordinated Lender and the Credit Parties
shall each promptly notify Agent of all defaults, events of default, and events which with the giving of notice or the passage of time, or both, would become events of default ("unmatured events of default") under any Junior Debt Document.

            (d) Further Action. Upon Agent's request, Subordinated Lender will promptly take all actions which Agent believes appropriate to carry out the purposes of this Agreement.

      3. Subordination.

            (a) General. As more fully provided in the remainder of this Section 3, the Junior Debt is hereby subordinated and made junior to all obligations now or hereafter owing to the Senior Lenders by the Credit Parties. The obligations referred to in the preceding sentence as being owing to the Senior Lenders are referred to in this Agreement as the "Senior Debt," and include the Obligations, all present and future representations, warranties, covenants, agreements, indemnities, all principal incurred (including debtor-in-possession loans or advances), all interest and all fees and expenses incurred after the commencement of an Insolvency Proceeding or any other federal or state bankruptcy, insolvency or reorganization act regardless of whether Senior Lenders' claim therefore or the security interests asserted are valid, binding, enforceable, void, voidable, voided, subordinated, reduced, disallowed or allowable in the Insolvency Proceeding and any other obligations which the Credit Parties or its respective successors and assigns may incur to Agent or Senior Lenders.

            (b) Payments to Subordinated Lender.

                  (i) If no default, event of default, or unmatured event of default by the Credit Parties under any present or future instrument or agreement (including a Default or an Event of Default under the Senior Debt Documents) among the Credit Parties and the Senior Lenders shall have occurred, EGP may pay to Subordinated Lender all regularly scheduled payments of interest (but no principal payments) due under the Junior Debt Documents which interest may be accrued and capitalized but not paid in cash in accordance with the Junior Debt Documents.

                  (ii) Subsequent to the delivery of a Senior Default Notice, the Credit Parties may not pay, nor may Subordinated Lender receive and retain, any payment with respect to the Junior Debt (other than payments of interest in kind), until such time as Agent notifies Subordinated Lender that the events set forth in the Senior Default Notice have been cured or waived or that the Senior Debt has been indefeasibly paid in full, in cash. There shall be no limit on the number of times a Senior Default Notice pursuant to this Section 3(b)(ii) may be given nor the time period it is in effect.

            (c) Actions by Subordinated Lender. The Subordinated Lender hereby agrees that it shall deliver a Junior Default Notice to the Credit Parties and Senior Lenders upon any default or event of default under the Junior Debt Documents and that the Credit Parties shall have thirty (30) days (in addition to any applicable cure or grace periods, if any, set forth in the Junior Debt Documents) after receipt of such Junior Default Notice in which to cure the defaults


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or events of defaults set forth in such Junior Default Notice (the "Cure
Period"). If after such Cure Period the events described in such Junior Default Notice have not been cured or waived by Subordinated Lender, then Subordinated Lender may (subject to the provisions of this Agreement including, without limitation, Section 3(b) hereof), on the later of (i) the one hundred and eighty-second (182nd) day following the expiration of such Cure Period and (ii) the second (2nd) day following the expiration of the first one hundred and eighty (180) day period during which the Senior Lenders are permitted to exercise their rights and remedies under the Foothill Intercreditor Agreement, exercise its rights as a general, unsecured creditor of the Credit Parties to commence judicial action on the Junior Debt and otherwise seek a judgment on the Junior Debt but in no event shall Subordinated Lender exercise any default rights or remedies with respect to the Collateral whether as a secured party or judgment lienholder, which limitation shall include so as to prohibit judicial or non-judicial foreclosure, possession of the Collateral, Collection Actions or otherwise. Subordinated Lender shall not issue more than one Junior Default Notice in any three hundred sixty (360) day period.

            (d) Priority of Interests in Collateral. Subordinated Lender currently holds no security interest or lien in the Collateral, or in any other assets of the Credit Parties, as security for EGP's payment and performance of its obligations to Subordinated Lender under the Junior Debt Documents, and no such security interest or lien is currently contemplated to be granted by the Credit Parties to Subordinated Lender. In the event Subordinated Lender hereafter acquires any security interest, lien, or other right or interest in the Collateral, (i) Subordinated Lender hereby authorizes Agent to terminate such security interest, lien or other right, and (ii) such security interest, lien, or other right or interest shall at all times prior to the indefeasible payment in full of the Senior Debt be junior, subordinate and subject to any security interest, lien or other right or interest Senior Lender now has or may hereafter acquire in the Collateral. In the event Subordinated Lender acquires any guaranty with respect to the Junior Debt, whether secured or unsecured, from any Subsidiary of the Credit Parties, Subordinated Lender agrees that its rights with respect to such guaranty shall at all times be junior, subordinate and subject to the rights of Senior Lenders with respect to any guaranties Senior Lenders may receive from such Subsidiaries with respect to the Senior Debt. The subordination provided in this Section 3 shall apply irrespective of the time or order of attachment or perfection of any security interest, irrespective of the time or order of filing of any financing statement or other document, and irrespective of any statute, rule, law, or court decision to the contrary. Subordinated Lender confirms that the Senior Debt is in all respects senior to the Junior Debt and that this Agreement shall govern as among the Senior Lenders and Subordinated Lender irrespective of whether the Senior Debt or the liens securing the Senior Debt, are held to be unperfected, deficient, invalid, void, voidable, voided, unenforceable, subordinated, reduced, discharged or are set aside by a court of competent jurisdiction, including, without limitation, pursuant to any Insolvency Proceeding.

      4. Restrictions On Subordinated Lender's Actions. Except as permitted in Sections 3(b) and (c) hereof and unless it shall have obtained Senior Lender's prior written consent, until the Senior Debt has been indefeasibly paid in full in cash, Subordinated Lender will not:

            (a) Demand or accept any payment upon the Junior Debt;

            (b) Take any collateral for or otherwise secure the Junior Debt;


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            (c) Foreclose, collect or realize upon any collateral hereafter securing the Junior Debt (whether such collateral constitutes part of the Collateral or consists of other assets of the Credit Parties), or otherwise enforce any security agreement, mortgage, lien instrument, or other encumbrance hereafter securing the Junior Debt; or

            (d) Commence, prosecute, or participate in any collection, enforcement, default, administrative, legal, judicial, non-judicial, equitable or any other action that in Senior Lenders' judgment might adversely affect the Credit Parties' business or the Credit Parties' ability to timely pay the Senior Debt, including in any Insolvency Proceeding.

      5. Remedies. If the Credit Parties or Subordinated Lender attempts to violate Section 3 or Section 4(a), or if Subordinated Lender in any other manner receives any funds which by virtue of this Agreement, Subordinated Lender is precluded from receiving, Subordinated Lender shall be deemed to hold any payment or distribution Subordinated Lender receives in trust for the Senior Lenders' benefit. In such case, Subordinated Lender shall immediately remit such payment or distribution to Agent, for the benefit of the Senior Lenders. If Subordinated Lender attempts to violate Section 4(b), Agent, for the benefit of the Senior Lenders (in its or the Credit Parties' name), or the Credit Parties may seek injunctive or other equitable relief to prevent or stop Subordinated Lender's actions, it being agreed that legal remedies may be inadequate. If Subordinated Lender attempts to violate Section 4(c), the Credit Parties may interpose as a defense or plea the making of this Agreement, and Agent, for the benefit of the Senior Lenders, may intervene and interpose such defense or plea in its own or the Credit Parties' name. The remedies provided in this Section 5 are not exclusive; Agent, for the benefit of the Senior Lenders, shall be entitled to all other remedies available at law or in equity. Neither Agent nor the Senior Lenders shall in any event be liable for any impairment or nonpayment of the Junior Debt that results, directly or indirectly, from the exercise by Agent or Senior Lenders of any of their rights or remedies under this Agreement, the Senior Debt Documents or under applicable law.

      6. No Action to Violate Senior Debt Documents. Subordinated Lender shall not take any action which in Senior Lenders' reasonable judgment would cause the Credit Parties to violate the Senior Debt Documents or any other agreement among the Credit Parties and the Agent for the benefit of the Senior Lenders.

      7. No Amendment of Junior Debt Documents. Unless Agent's prior written consent shall have been obtained, no Junior Debt Document may be amended or modified.

      8. Extensions, Compromises, Etc. Without having to obtain either the Credit Parties' or Subordinated Lender's consent, the Senior Lenders may grant to the Credit Parties extensions of the time of payment or performance, and may enter into compromises (including releases of collateral and settlements) with the Credit Parties with respect to the Senior Debt.

      9. Waiver. Subordinated Lender waives any right it may now or hereafter have to require the Senior Lenders to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.


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      10. No Constraint on Senior Lenders. Nothing contained in this Agreement shall preclude the Senior Lenders from discontinuing its extension of credit to the Credit Parties (whether under the Senior Debt Documents or otherwise) or from taking (without notice to Subordinated Lender, the Credit Parties, or any other individual or entity) any other action in respect of the Senior Debt or the Collateral which the Senior Lenders are otherwise entitled to take with respect to the Senior Debt or the Collateral. Among the actions which the Senior Lenders may take in accordance with this Section 10 are: renewing, extending, and increasing the amount of the Senior Debt; otherwise changing the terms of the Senior Debt; settling, releasing, compromising, and collecting on the Senior Debt; making (and refraining from making) other secured and unsecured loans and advances to the Credit Parties; amending any present or future agreement between the Senior Lenders and the Credit Parties; and all other actions which the Senior Lenders deem advisable.

      11. Continuing Agreement. This Agreement (a) may be terminated only upon the indefeasible payment and satisfaction in full in cash (or in such other consideration as the Senior Lenders may in their sole discretion expressly agree to in a signed writing) of all Senior Debt and termination of the Senior Debt Documents and the obligation of the Senior Lenders to make loans, advances and/or extensions of credit thereunder or upon the payment of the Purchase Price pursuant to Section 18 hereof, (b) is a continuing agreement of subordination,
(c) shall be binding upon Subordinated Lender, the Credit Parties and its respective successors, transferees and assigns, (d) shall inure to the benefit of and be enforceable by Agent and the Senior Lenders and their successors, transferees and assigns and (e) shall inure to the benefit of any lenders which provide replacement or other subsequent financing of the Credit Parties. It is expressly intended that any successor, transferee, assignee, replacement or subsequent lender be a third party beneficiary of this Agreement without any further action required. Subordinated Lender agrees to take all actions reasonably necessary to amend and ratify this Agreement as to such lender. Without limiting the generality of the foregoing, the Senior Lenders may assign or otherwise transfer the Senior Debt to any other person or entity, such transferee shall thereupon become vested with all the rights and benefits in respect thereof granted to the Senior Lenders herein or otherwise. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in connection with any Insolvency Proceeding or otherwise, all as though such payment had not been made.

      12. Rights in Insolvency Proceedings.

            (a) Subordinated Lender hereby irrevocably authorizes and empowers Agent, for the benefit of the Senior Lenders, in any Insolvency Proceeding to file a proof of claim on behalf of Subordinated Lender with respect to the Junior Debt (i) if Subordinated Lender fails to file such proof of claim prior to ten (10) days before the expiration of the time period during which such claims must be submitted, or (ii) if Agent, in its reasonable discretion, believes that any statements or assertions in a proof of claim filed by Subordinated Lender is not consistent with the terms and conditions hereof; provided, however, that any failure of Agent to file such proof of claim shall not be deemed to be a waiver by Agent or the Senior Lenders of any of the rights and benefits granted herein by Subordinated Lender. Subordinated Lender hereby covenants and agrees promptly to provide Agent with a copy of any proof of claim filed by Subordinated Lender in any Insolvency Proceeding.


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            (b) Subordinated Lender hereby irrevocably grants to Agent, for the benefit of the Senior Lenders, the sole and exclusive authority and power in any Insolvency Proceeding, unless and until this Agreement is terminated in accordance with its terms: (i) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Junior Debt; and (ii) to take such other action as may be reasonably necessary or advisable to effectuate the foregoing. Subordinated Lender shall provide to Agent all information and documents reasonably necessary to present claims or seek enforcement as described in the immediately preceding sentence.

            (c) Subordinated Lender hereby agrees that, while it shall retain the right to vote its claims and, except as otherwise provided in this Agreement, otherwise act in any Insolvency Proceeding relative to the Credit Parties or any of its respective subsidiaries (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), Subordinated Lender shall not: (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Senior Debt Documents or the liens and security interests granted to Agent, for the benefit of the Senior Lenders, with respect to the Senior Debt, (B) the rights and duties of Agent and the Senior Lenders established in the Senior Debt Documents, or (C) the validity or enforceability of this Agreement; (ii) seek, or acquiesce in any request, to convert an Insolvency Proceeding under chapter 11 of Title 11 of the United States Code to a case under chapter 7 of Title 11 of the United States Code; (iii) seek the appointment of a trustee or examiner with expanded powers for the Credit Parties or any of its respective subsidiaries; or (iv) take any other actions or exercise any voting rights which may impair timely repayment of the Senior Debt or otherwise impair or impede any rights of Senior Lenders.

      13. Junior Debt Subordinated to Prior Payment of all Senior Debt in Insolvency.

            (a) Upon any payment or distribution of assets of the Credit Parties or any of its respective subsidiaries of any kind, whether in cash, property or securities (including, without limitation, any issuance of securities by the Credit Parties or any of its respective subsidiaries other than Reorganization Debt Securities), in connection with any Insolvency Proceeding:

                  (i) Agent, for the benefit of the Senior Lenders shall first be entitled to receive payment in full in cash (or in such other consideration as Agent may, in its sole discretion, expressly agree to in a signed writing) of all Senior Debt before Subordinated Lender shall be entitled to receive any payment or other distribution of assets in respect of the Junior Debt;

                  (ii) any payment or distribution of assets of the Credit Parties or any of its respective subsidiaries of any kind or character, whether in cash, property or securities (including, without limitation, any issuance of securities by the Credit Parties or any of its respective subsidiaries other than Reorganization Debt Securities) to which Subordinated Lender would be entitled except for the provisions of this Agreement will be paid by the Credit Parties or any of its respective subsidiaries, the liquidating trustee or agent or such other person or entity making such a payment or distribution directly to Senior Lenders, to the extent necessary to make payment in full in cash (or in such other consideration as Agent may, in its sole discretion, expressly agree to in a signed writing) of all Senior Debt remaining unpaid; and


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                  (iii) if, notwithstanding the foregoing, any payment or
distribution of assets of the Credit Parties or any of its respective subsidiaries of any kind or character, whether in cash, property or securities (including, without limitation, any issuance of securities by the Credit Parties or any of its respective subsidiaries other than Reorganization Debt Securities), is received by Subordinated Lender as payment in respect of the Junior Debt before all Senior Debt is indefeasibly paid in full in cash (or in such other consideration as Agent may, in its sole discretion, expressly agree to in a signed writing), such payment or distribution shall be received and held for and shall be paid over to Agent, for the benefit of the Senior Lenders, or its representative for application to the payment of the Senior Debt until all Senior Debt has been indefeasibly paid in full in cash (or in such other consideration as Agent may, in its sole discretion, expressly agree to in a signed writing).

            (b) To the extent that the Credit Parties or other provider of Collateral makes a payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state of federal law, common law or equitable cause, including without limitation any Insolvency Proceeding (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had previously been satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any Senior Lender, an Event of Default shall be deemed to have existed and to be continuing under the Senior Debt Documents from the date of the Senior Lenders' initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Senior Lenders. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Junior Debt. To the extent that the Subordinated Lender has received any payments with respect to the Junior Debt subsequent to the date of the Senior Lenders' initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state of federal law, common law or equitable cause, the Subordinated Lender shall be obligated and hereby agree that any such payment so made or received shall be deemed to have been received in trust for the Agent, for the benefit of the Senior Lenders, and the Subordinated Lender hereby agrees to pay to Senior Lenders, upon demand, the full amount so received by the Subordinated Lender to the extent necessary to fully restore to the Senior Lenders the amount of such Voided Payment.

For the purpose of this Section 13, the words "cash, property or securities" shall not be deemed to include (x) shares of stock or any partnership or membership interest of the Credit Parties or any of their respective subsidiaries as reorganized or readjusted or (y) Reorganization Debt Securities or securities of any other corporation paid or distributed to Subordinated Lender by a plan of reorganization or readjustment; provided that, pursuant to such plan of reorganization or readjustment, the legal, equitable and contractual rights of Senior Lenders under the Senior Debt Documents are not, without the consent of Senior Lenders, altered by any such plan of reorganization or readjustment (including, without limitation, such legal, equitable and contractual rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code, or any impairment of the right to receive interest accruing during the pendency of an Insolvency Proceeding).

      14. Subordination Rights Not Impaired by Acts or Omissions of the Credit Parties or the Senior Lenders. No right of Senior Lenders to enforce subordination as provided in this Agreement will at any time in any way be prejudiced or impaired by any act or failure to act by Agent or Senior Lenders, on the part of the Credit Parties, or any of its respective subsidiaries, or by any act or failure to act by Agent or Senior Lenders, or by any noncompliance by the Credit Parties, any of its respective subsidiaries, or any agent thereof with the terms of this Agreement, regardless of any knowledge thereof with which any such Person may have or otherwise by charged. Except as expressly provided to the contrary herein, Senior Lenders may extend, renew, modify or amend any terms of the Senior Debt or any security therefore or guaranty thereof and grant any waiver, release or consent in respect of, or release, sell or exchange such security or Collateral and otherwise deal freely with the Credit Parties, any of the Credit Parties' subsidiaries, and its respective affiliates, all without notice to or consent from Subordinated Lender and without in any way impairing or affecting this Agreement.

      15. Lien Related Bankruptcy Provisions. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Proceeding. To the extent that Subordinated Lender has or acquire any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, Subordinated Lender hereby agrees not to assert such rights without the prior written consent of Agent; provided that, if requested by the Agent, Subordinated Lender shall seek to exercise such rights in the manner requested by the Agent, on behalf of the Senior Lenders, including the rights in payments in respect of such rights. Without limiting the generality of the foregoing sentence, to the extent that Senior Lenders consent to Subordinating Landers' use of cash collateral under Section 363 of the Bankruptcy Code or Senior Lenders agree to provide financing to the Credit Parties under Section 364 of the Bankruptcy Code, Subordinated Lender hereby agrees not to impede, object to (on grounds of lack of adequate protection, or otherwise), or otherwise interfere with such use of cash collateral or financing. Subordinated Lender specifically agrees that in connection with such cash collateral usage or such financing, the Credit Parties (or a trustee appointed for the estate of the Credit Parties) may grant to the Agent, for the benefit of the Senior Lenders, liens and security interests upon all or any part of the assets of the Credit Parties, which liens and security interests: (i) shall secure payments of all Obligations (whether such Obligations arose prior to the filing of the bankruptcy petition or thereafter); and (ii) shall be superior in priority to the liens on and security interests in the assets of the Credit Parties held by the Subordinated Lender. Subordinated Lender (both in its capacity as Subordinated Lender and in its capacity (if any) as a party which may be obligated to the Credit Parties or its respective affiliates with respect to contracts which are part of the Senior Lenders' Collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (A) challenging the enforceability of the claim of Senior Lenders, (B) challenging the enforceability of any liens or security interests in any assets securing the Obligations, or (C) asserting any claims which the Credit Parties may hold with respect to Senior Lenders. Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any assets securing the Obligations (or any portion thereof) free and clear of its security interests, liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lenders have consented to such sale or disposition of such assets. Subordinated Lender agrees not to assert any right it may have to "adequate protection" of its interest in the Collateral in any Bankruptcy Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Agent. Subordinated Lender waives any claim it may now or hereafter have against the Agent or the Senior Lenders arising out of the election of Agent, for the benefit of the Senior Lenders, in any case instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral arrangement, or financing arrangement, or out of any grant of a security interest, under Section 363 or 364 of the Bankruptcy Code, with or by the Credit Parties, as debtors in possession (or with or by any trustee for the Credit Parties). Subordinated Lender agrees that it will not, in its capacity as a secured creditor: (a) propose, vote to accept, or otherwise support confirmation of, a plan of reorganization opposed by the Agent, for the benefit of the Senior Lenders, or
(b) vote to reject, object the confirmation of, or otherwise oppose confirmation of, a plan of reorganization supported by the Agent, for the benefit of the Senior Lenders. The subordination and other provisions of this Agreement shall be enforceable under Section 510(a) of the Bankruptcy Code.

      16. Consents, Waivers and Releases of Collateral. If the Credit Parties seek and obtain any consents or waivers from the Agent, on behalf of the Senior Lenders under the Senior Debt Documents, Subordinated Lender shall provide a similar consent and waiver under the Junior Debt Documents. If the Senior Lenders release, terminate or subordinate their security interest in any Collateral, the Subordinated Lender agrees to similarly release, terminate or subordinate its security interest in such Collateral.

      17. Miscellaneous.

            (a) Amendment. No amendment or waiver of this Agreement shall be effective unless in a writing signed by each party hereto.

            (b) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (applicable to contracts made and performed in such State). All actions and proceedings arising in connection with this Agreement shall be tried and litigated only in state or federal courts located in the county of New York, State of New York, or (at Agent's sole option) in any other court in which Agent, for the benefit of the Senior Lenders may initiate legal or equitable proceedings, so long as such court has subject matter jurisdiction. Subordinated Lender and the Credit Parties each waive any right they may have to plead forum non-conveniens or otherwise to object to venue, and hereby consents to any court-ordered relief.

            (c) WAIVER OF RIGHT TO JURY TRIAL. THE PARTIES HERETO EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (d) Counterparts, etc. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

            (e) Headings. The headings contained in this Agreement are for convenience only. They shall not affect the interpretation of this Agreement.

            (f) Attorneys' Fees; Etc. In any suit or action brought to enforce this Agreement or to obtain an adjudication (declaratory or otherwise) of rights or obligations hereunder, the losing party shall pay to the prevailing party reasonable attorneys' fees and other costs and expenses incurred by the prevailing party.

            (g) Severability. Any provision of this Agreement that is prohibited by law or unenforceable in any jurisdiction shall be ineffective in that jurisdiction to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permissible, the parties waive any law that renders this Agreement prohibited or unenforceable.

            (h) Entire Agreement. This Agreement constitutes the entire agreement between and among the parties regarding the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements between or among the parties with respect to the subject matter hereof.

            (i) Notice. All notices or demands by any party hereunder must be in writing and shall be deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All such notices or demands are to be given as follows:

         Agent:                        CAPITALSOURCE FINANCE LLC
                                       4445 Willard Avenue, 12th Floor
                                       Chevy Chase, Maryland 20815
                                       Attention: Corporate Finance Group,
                                                  Portfolio Manager
                                       Telephone: (301) 841-2700
                                       Facsimile: (301) 841-2360

         Subordinated Lender:          CENTRAL GARDEN & PET COMPANY
                                       3697 Mt. Diablo Blvd., Suite 310
                                       Lafayette, California 94549
                                       Attn: William E. Brown
                                       Facsimile:  (925) 283-6165

         EGP, on behalf
         of all the Credit Parties:    EASY GARDENER PRODUCTS, LTD.
                                       3022 Franklin Avenue
                                       Waco, Texas 76710
                                       Attn: Richard Kurz, Chief Financial
                                             Officer
                                       Facsimile: (254) 753-0468

The parties may change the address at which they receive notice by giving notice to each other in the foregoing manner.

            (j) Rules of Construction. As used in this Agreement, the singular includes the plural; the plural includes the singular. References to one gender include all genders. Unless otherwise specified, references to Sections, Exhibits, and parties refer to Sections, Exhibits, and parties of or to this Agreement. The words "include," "including," and similar words are not intended to be limiting.

      18. Purchase Option.

            (a) Subject to the terms of this Section 18, the Senior Lenders hereby grant to the Subordinated Lender the option (the "Purchase Option") to purchase all of the Senior Debt from the Senior Lenders at a price (the "Purchase Price") equal to the sum of (i) all amounts outstanding and/or due in connection with the Term Loan Agreement and the Assigned Revolving Loan Agreement, all as of the date of the payment of the Purchase Price, including any principal outstanding under the Term Loan Agreement and the Assigned Revolving Loan Agreement, (ii) any interest, reasonable fees (including audit fees, attorneys fees, etc.), other reasonable expenses and all other Obligations under, and as defined in, the Term Loan Agreement and the Assigned Revolving Loan Agreement, and (iii) an amount equal to any principal payments made to the Senior Lenders by the Credit Parties within the 90 days prior to the Purchase Option Closing Date; provided that the amount of any Termination Fee or other prepayment premium or yield maintenance fee due under the Term Loan Agreement shall be excluded from the Purchase Price.

            (b) The Subordinated Lender may exercise the Purchase Option upon or during (i) the acceleration of the Senior Debt, so long as such acceleration is not related to an Event of Default resulting from the Subordinated Lender's failure to comply with Section 20 hereof; (ii) an Insolvency Proceeding; (iii) a PIK Exercise Period; provided that if the Purchase Option set forth in subsection (b)(iii) hereof is being financed by the Subordinated Lender, the Subordinated Lender shall first give the Senior Lenders the right to refinance the Senior Debt on the same terms and conditions being offered by the Subordinated Lender's funding source; or (iv) as provided in Section 20 hereof.

            (c) Upon the Subordinated Lender's election to exercise the Purchase Option, the Subordinated Lender shall deliver irrevocable written notice (the "Exercise Notice") that it intends to exercise the Purchase Option. The Subordinated Lender shall (i) tender payment of the Purchase Price in cash in immediately available funds and (ii) deliver an Assignment Agreement executed by the Subordinated Lender to the Agent not later than the tenth (10th) Business Day after the delivery of the Exercise Notice. The Subordinated Lender shall have no right to purchase, and the Senior Lenders shall have no obligation to sell, the Senior Debt unless the Agent shall have timely received (x) an Exercise Notice, (y) the Purchase Price in immediately available funds, and (z) an Assignment Agreement executed by the Subordinated Lender.

            (d) The Credit Parties and the Subordinated Lender shall indemnify the Senior Lenders for all third party fees and expenses incurred by the Senior Lenders before the Purchase Option Closing Date, to the extent invoices relating thereto have not been received or paid by such date and a list of such third party fees and expenses is provided to the Subordinated Lender not later than the tenth (10th) Business Day after the delivery of the Exercise Notice. The Senior Lenders shall make any such claims for indemnification as soon as practicable following the Purchase Option Closing Date and shall make any such claim in a writing accompanied by the applicable third party invoices. The Senior Lenders will use their best efforts to cause third parties to promptly remit invoices for fees and expenses to the Senior Lenders.

            (e) The amount of the Purchase Price attributed to Section 18(a)(iii) hereof shall be placed into an escrow account (the "Escrow Account") with an escrow agent ("Escrow Agent") reasonably acceptable to the Senior Lenders. The funds in the Escrow Account shall be held by the Escrow Agent until the earlier of (i) such time as the Senior Lenders are required by applicable law to pay the amount of the Purchase Price attributed to Section 18(a)(iii) hereof to the estate of the Credit Parties in any Insolvency Proceeding which amounts shall be disbursed from the Escrow Account, or (ii) 95 days after the date the Senior Lenders received any such principal payment most immediately preceding the Purchase Option Closing Date, at which time the funds in the Escrow Account shall be disbursed from the Escrow Account to the Subordinated Lender. The Senior Lenders, the Subordinated Lender and the Escrow Agent shall enter into an escrow agreement evidencing the forgoing.

At all times prior to Purchase Option Closing Date, the Senior Lenders shall be free to administer the credit (which shall include, without limitation, incurring reasonable ordinary course expenses), lend or refuse to lend, adjust advance rates, institute or release reserves, and otherwise act or refuse to act in accordance with the terms of the Term Loan Agreement and the Assigned Revolving Loan Agreement, the other Loan Documents, this Agreement and applicable law. During the period between the date of receipt of the Exercise Notice and the Purchase Option Closing Date, the Senior Lenders shall not sell or otherwise liquidate any of the Credit Parties' assets.

      19. Right of First Refusal. If, pursuant to Section 13.2 of the Term Loan Agreement, after the occurrence and during the continuance of an Event of Default under the Term Loan Agreement, CS wishes to sell all or any portion of its interests in the Senior Debt thereunder which sale would result in CS holding less than 51% of the total aggregate Commitments under the Term Loan Agreement, CS shall first give to the Subordinated Lender written notice (a "Sale Notice"), executed by CS and containing the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer. The Subordinated Lender shall have the right, for a period of ten (10) Business Days after delivery of the Sale Notice, to exercise its rights to purchase all of the interests of CS in the Senior Debt by delivering a written notice to CS and EGP within such ten (10) Business Day period. Prior to the earlier of (a) the end of such ten (10) Business Day period or (b) the rejection by the Subordinated Lender of the right of first refusal, as the case may be, CS shall not offer the sale of its interests in such Senior Debt to any other Person. The Subordinated Lender shall have 10 Business Days after delivery of the Sale Notice to consummate the purchase. Notwithstanding the forgoing, there shall be no limitation or restriction on CS' ability to assign, pledge or otherwise transfer any Note, Obligation or Loan Document pursuant to Section 13.2(f) of the Term Loan Agreement.

      20. Exercise of Warrant and Option; Pledge of Ownership Interests. The Subordinated Lender hereby acknowledges and agrees that the exercise of the Warrant and/or the Option are subject to receipt of the prior written consent of the Senior Agent, which consent may be granted or withheld in the sole discretion of the Senior Agent and that any ownership interests of the Borrower, EG or EG Product Management issued to the Subordinated Lender as a result of the exercise of the Warrant, Option or otherwise must be pledged to the Senior Agent pursuant to a pledge agreement in the form attached hereto as Exhibit B (any such agreement, a "Pledge Agreement") such that the Senior Agent receives a valid, enforceable, first priority security interest in any such ownership interests as evidenced by the Pledge Agreement and opined on pursuant to delivery of an opinion of counsel in substantially the form attached hereto as Exhibit C (any such opinion, an "Opinion"). In the event, the Subordinated Lender delivers to the Senior Agent a fully executed Pledge Agreement and Opinion to be effective immediately upon the exercise of the Warrant and/or the Option and the Senior Agent withholds its consent to the exercise of such Warrant and/or Option, the Subordinated Lender shall have the right to exercise the Purchase Option pursuant to Section 18 above without the payment of any Termination Fee or other prepayment premium or yield maintenance fee due under the Term Loan Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                             CENTRAL GARDEN & PET COMPANY, a
                                             Delaware corporation

                                             By: /s/ William E. Brown
                                                --------------------------------
                                             Title: Chief Executive Officer
                                                   -----------------------------


                                             CAPITALSOURCE FINANCE LLC, as Agent

                                             By: /s/ Joseph Turitz
                                                --------------------------------
                                             Title: Associate General Counsel
                                                   -----------------------------

                                 ACKNOWLEDGMENT

      The undersigned, being the Credit Parties referred to in the foregoing Subordination Agreement hereby approves of, and agrees and consents to the terms thereof. Unless otherwise defined in this Acknowledgment, terms defined in the Subordination Agreement have the same meanings when used in this Acknowledgment.

      Each of the Credit Parties agrees to be bound by the Subordination Agreement. Each of the Credit Parties further agrees that the Subordination Agreement may be amended by Agent, on behalf of the Senior Lenders, and Subordinated Lender without notice to, or the consent of, the Credit Parties.

                                       EASY GARDENER PRODUCTS, LTD.,
                                       a Texas limited partnership


                                       By: E G Product Management, L.L.C,
                                       its General Partner

                                       By: /s/ Richard Grandy
                                           -------------------------------------
                                       Title: Manager
                                             -----------------------------------


                                       WEATHERLY CONSUMER PRODUCTS GROUP, INC., a Delaware corporation

                                       By: /s/ Richard Grandy
                                           -------------------------------------
                                       Title: President
                                             -----------------------------------


                                       WEATHERLY CONSUMER PRODUCTS, INC.,
                                       a Delaware corporation

                                       By: /s/ Richard Grandy
                                           -------------------------------------
                                       Title: President
                                             -----------------------------------

                                       EYAS INTERNATIONAL, INC.,
                                       a Texas corporation

                                       By: /s/ Richard Grandy
                                           -------------------------------------
                                       Title: President
                                             -----------------------------------


                                       EG, L.L.C.,
                                       a Nevada limited liability company

                                       By: /s/ Richard Grandy
                                           -------------------------------------
                                       Title: Manager
                                              ----------------------------------

                                        E G PRODUCT MANAGEMENT, L.L.C.,
                                        a Texas limited liability company

                                        By: /s/ Richard Grandy
                                           -------------------------------------
                                        Title: Manager
                                              ----------------------------------


                                        NBU GROUP, LLC,
                                        a Texas limited liability company

                                        By: /s/ Richard Grandy
                                           -------------------------------------
                                        Title: President
                                              ----------------------------------


                                      -ii-